Exhibit 5.1

                                JOHN T. ROOT, JR.
                                 ATTORNEY AT LAW
                                  P.O. Box 5666
                          Jacksonville, Arkansas 72076
                              Phone: (501) 529-8567
                               Fax: (501) 325-1130
                              j.root.5013@gmail.com

John T. Root, Jr.


                                December 16, 2013

Ketdarina Corp.
c/o INCORP SERVICES, INC.
2360 CORPORATE CIRCLE STE 400
HENDERSON, Nevada 89074-7722

     Re: Registration Statement on Form S-1 filed by Ketdarina Corp.

Ladies and Gentlemen:

     I have acted as special securities counsel to, Ketdarina Corp., a Nevada corporation (the "Registrant"), in connection with the preparation and filing by the Registrant of a registration statement on Form S-1 (the "Registration Statement") with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of 1,680,000 shares of the Registrant's common stock, par value $0.001 per share, ("the Dividend Shares") being distributed pursuant to the Registration Statement to shareholders of Ketdarina Corp., Inc., the parent of the Registrant. Such Dividend Shares are, as described in the Registration Statement filed on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (together with all amendments thereto) (the "Registration Statement"), proposed to be distributed by the Registrant pursuant to the referenced Registration Statement.

     In connection with this opinion, I have examined and relied upon the originals or copies of such documents, corporate records, and other instruments as I have deemed necessary or appropriate for the purpose of this opinion.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all
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documents   submitted  to  me  as  certified  or  photo-static  copies  and  the
authenticity  of  the  originals  of  such  documents,   and  the  accuracy  and
completeness of the corporate records made available to me by the Registrant.

     Based upon the foregoing, and in reliance thereon, I am of the opinion that the Dividend Shares have been duly authorized, and when distributed will be legally issued, fully paid and non-assessable.

     I hereby consent in writing to the reference to my name under the caption "Interests of Named Experts and Counsel" in the Prospectus included in the Registration Statement and the use of my opinion as an exhibit to the Registration Statement and any amendment thereto.

                                    Sincerely


                                   /s/ John T. Root, Jr.
                                   ------------------------------------
                                   John T. Root, Jr.